                     SECURITY BENEFIT LIFE INSURANCE COMPANY

                           FOUNDED IN 1892/TOPEKA, KS



               FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In consideration for the Purchase Payments and the attached application, Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT CAREFULLY. It is a legal Contract between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS CONTRACT, HE OR SHE MAY RETURN IT TO THE COMPANY WITHIN 10 DAYS FROM THE DATE OF RECEIPT. IT MAY BE RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED, THIS CONTRACT SHALL BE DEEMED VOID FROM THE CONTRACT DATE. THE COMPANY WILL REFUND SEPARATE ACCOUNT CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED BY THE COMPANY.

Signed for Security Benefit Life Insurance Company on the Contract Date.

       ROGER K. VIOLA                                  HOWARD R. FRICKE
          Secretary                                        President

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* Purchase Payments may be made until the earlier of the Annuity Start Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Start Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Start Date using the method specified in this Contract.

* This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                     P.O. Box 750497, Topeka, KS 66675-0497
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461


Form V6026 (7-98)                                                      BP 602611
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                                TABLE OF CONTENTS
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                                                                          Page

CONTRACT SPECIFICATIONS................................................   3
DEFINITIONS............................................................   4-6
GENERAL PROVISIONS.....................................................   6-8
  The Contract.........................................................   6
  Compliance...........................................................   6
  Misstatement of Age and Sex..........................................   7
  Evidence of Survival.................................................   7
  Incontestability.....................................................   7
  Assignment...........................................................   7
  Transfers...................... .....................................   7
  Claims of Creditors..................................................   7
  Nonforfeiture Values.................................................   7
  Participation........................................................   7
  Statements...........................................................   8
OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS........................   8
  Ownership............................................................   8
  Joint Ownership......................................................   8
  Annuitant............................................................   8
  Primary and Secondary Beneficiaries..................................   8
  Ownership and Beneficiary Changes....................................   8
PURCHASE PAYMENT PROVISIONS............................................   9
  Flexible Purchase Payments...........................................   9
  Purchase Payment Limitations.........................................   9
  Purchase Payment Allocation..........................................   9
  Place of Payment.....................................................   9
CONTRACT VALUE AND EXPENSE PROVISIONS..................................   9-11
  Contract Value.......................................................   9
  Separate Account Contract Value......................................   9
  Accumulation Unit Value..............................................   9
  Net Investment Factor................................................   10
  Determining Accumulation Units.......................................   10
  Mortality and Expense Risk Charge....................................   10
  Premium Tax Expense..................................................   10
  Mutual Fund Expenses.................................................   11
WITHDRAWAL PROVISIONS..................................................   11, 12
  Withdrawals..........................................................   11
  Withdrawal Value.....................................................   11
  Systematic Withdrawals...............................................   11
  Date of Request......................................................   11
  Payment of Withdrawal Benefits.......................................   12
DEATH BENEFIT PROVISIONS...............................................   12-14
  Death Benefit........................................................   12, 13
  Proof of Death.......................................................   13
  Distribution Rules...................................................   13, 14
ANNUITY PAYMENT PROVISIONS.............................................   14-17
  Annuity Start Date...................................................   14
  Change of Annuity Start Date.........................................   14
  Annuity Start Amount.................................................   14
  Annuity Table........................................................   14
  Annuity Payments.....................................................   15
  Change of Annuity Option.............................................   15
  Variable Annuity Payments............................................   15
  Annuity Units........................................................   15
  Net Investment Factor................................................   15, 16
  Alternate Annuity Option Rates.......................................   16
  Annuity Options......................................................   16
ANNUITY TABLE..........................................................   17
AMENDMENTS OR ENDORSEMENTS, if any

                                       -2-                             BP 602611

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                    VARIABLE ANNUITY CONTRACT SPECIFICATIONS
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OWNER NAME:  John A. Doe                CONTRACT NUMBER:  Specimen

OWNER DATE OF BIRTH:  10-30-1953        CONTRACT DATE:  6-30-1997

JOINT OWNER NAME:  Mary K. Doe          ISSUE DATE:  6-30-1997

JOINT OWNER DATE OF BIRTH:  7-18-1981   ANNUITY START DATE:  7-1-2025*

ANNUITANT NAME:  Betty M. Doe           PLAN:  Non-Qualified

ANNUITANT DATE OF BIRTH:  5-13-1987     ASSIGNMENT: This policy may be assigned.
                                        See Assignment Provision of your Policy.
ANNUITANT'S SEX:  Female

PRIMARY BENEFICIARY NAME:
Linda L. Doe
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INITIAL PURCHASE PAYMENT...............  $100,000

MINIMUM SUBSEQUENT PURCHASE PAYMENTS...  $0

MINIMUM SYSTEMATIC WITHDRAWAL..........  $100

MORTALITY AND EXPENSE RISK CHARGE......  .65% Annually

ANNUITY OPTION.........................  10-Year Fixed Period Option*

SUBACCOUNTS:
   PCG Aggressive Growth Subaccount
   PCG Growth Subaccount
   SIM Growth
   SIM Conservative Growth

METHOD FOR DEDUCTIONS:
   Deductions for Premium Taxes, will be made sequentially from the Contract Value in descending order of the Subaccounts listed above. The value of each account will be depleted before the next is charged.

* The Owner may select the Annuity Start Date and the Annuity Option. If no Annuity Start Date or Annuity Option is selected by the Owner, they will be assigned automatically.

V6026 A (7-98)                         -3-                                SBL200

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DEFINITIONS
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ACCOUNT
   An Account is one of the Subaccounts.

ACCUMULATION UNIT
   The Accumulation Unit is a unit of measure. It is used to compute the Separate Account Contract Value prior to the Annuity Start Date. It is also used to compute the Variable Annuity Payments for Annuity Options 2 and 3.

ANNUITANT
   The Annuitant is the person named by the Owner on whose life the Annuity Payments depend for Annuity Option 1. The Annuitant receives Annuity Payments under this Contract. Please see "Annuitant" provisions on page 8.

ANNUITY OPTION
   An Annuity Option is a set of provisions that form the basis for making Annuity Payments. The Annuity Option is set prior to the Annuity Start Date. Please see "Annuity Options" on page 16.

ANNUITY START DATE
   The Annuity Start Date is the date on which Annuity Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Start Date is shown on Page 3. Please see "Annuity Start Date" on page 14.

ANNUITY UNIT
   The Annuity Unit is a unit of measure used to compute Variable Annuity Payments for Annuity Option 1.

COMPANY
   The Company is Security Benefit Life Insurance Company, P.O. Box 750497, Topeka, Kansas 66675-0497.

CONTRACT ANNIVERSARY
   A Contract Anniversary is a 12-month anniversary of the Contract Date.

CONTRACT DATE
   The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR
   Contract Years are measured from the Contract Date.

DESIGNATED BENEFICIARY
   Upon the death of the Owner or Joint Owner, the Designated Beneficiary will be the first person on the following list who is alive on the date of death:

   1.  Owner;
   2.  Joint Owner;
   3.  Primary Beneficiary;
   4.  Secondary Beneficiary;
   5.  Annuitant; and
   6.  the Owner's estate if no one listed above is alive.

   The Designated Beneficiary receives a death benefit upon the death of the Owner prior to the Annuity Start Date. Please see "Ownership, Annuitant, and Beneficiary Provisions" on page 8 and "Death Benefit Provisions" on pages 12 and 13.

HOME OFFICE
   The address of the Company's Home Office is Security Benefit Life Insurance Company, P.O. Box 750497, Topeka, Kansas 66675-0497.

ISSUE DATE
   The Issue Date is the date the Company uses to determine the date the Contract becomes incontestable. The Issue Date is shown on Page 3. Please see "Incontestability" on page 7.

JOINT OWNER
   The Joint Owner, if any, shares an undivided interest in the entire Contract with the Owner. The Joint Owner, if any, is named on page 3. Please see "Joint Ownership" provisions on page 8.

V6026B (7-98)                          -4-                             BP 602621
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DEFINITIONS (Continued)
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NONNATURAL PERSON
   Any group or entity that is not a living person, such as a trust or corporation.

OWNER
   The Owner is the person who possesses all rights under the Contract. The Owner is named on page 3. Please see "Ownership" provisions on page 8.

PREMIUM TAX
   Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract. When Premium Tax is assessed after the Purchase Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT
   A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY
   The phrase "Received by the Company" means receipt by the Company in good order at its Home Office, P.O. Box 750497, Topeka, Kansas 66675-0497.

SEPARATE ACCOUNT
   Variable Annuity Account X (the "Separate Account") is a separate account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a Unit Investment Trust. It was established by the Company to support variable annuity contracts. The Company owns the assets of the Separate Account and maintains them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account may not be charged with liabilities arising from any other business the Company may conduct.

   Income and realized and unrealized gains and losses from assets in the Separate Account are credited to, or charged against, the Separate Account without regard to the income, gains or losses from the Company's general account or its other separate accounts. The Separate Account is divided into Subaccounts shown on page 3. Income and realized and unrealized gains and losses from assets in each Subaccount are credited to, or charged against, the Subaccount without regard to income, gains or losses in the other Subaccounts. The Company has the right to transfer to its general account any assets of the Separate Account that are in excess of the reserves and other Contract liabilities with respect to the Separate Account. The value of the assets in the Separate Account on each Valuation Date are determined at the end of each Valuation Date.

SUBACCOUNT NET ASSET VALUE
   The Subaccount Net Asset Value is equal to: (1) the net asset value of all shares of the underlying mutual fund held by the Subaccount; plus (2) any cash or other assets; less (3) all liabilities of the Subaccount.

SUBACCOUNTS
   The Separate Account is divided into Subaccounts which invest in shares of mutual funds. Each Subaccount may invest its assets in a separate class or series of a designated mutual fund or funds. The Subaccounts are shown on page 3. Subject to the regulatory requirements then in force, the Company reserves the right to:

                                       -5-                             BP 602621
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DEFINITIONS (CONTINUED)
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SUBACCOUNTS (CONTINUED)
   1.  change or add designated mutual funds or other investment vehicles;
   2.  add, remove or combine Subaccounts;
   3. add, delete or make substitutions for securities that are held or purchased by the Separate Account or any Subaccount;
   4.  operate the Separate Account as a management investment company;
   5. combine the assets of the Separate Account with other Separate Accounts of the Company or an affiliate thereof;
   6. restrict or eliminate any voting rights of the Owner with respect to the Separate Account or other persons who have voting rights as to the Separate Account; and
   7.  terminate and liquidate any Subaccount.

   If any of these changes result in a material change to the Separate Account or a Subaccount, the Company will notify the Owner of the change. The Company will not change the investment policy of any Subaccount in any material respect without complying with the filing and other procedures of the insurance regulators of the state of issue.

VALUATION DATE
   A Valuation Date is each day the New York Stock Exchange and the Company's Home Office are open for business.

VALUATION PERIOD
   A Valuation Period is the interval of time from one Valuation Date to the next Valuation Date.

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GENERAL PROVISIONS
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THE CONTRACT
   The entire Contract between the Owner and the Company consists of this Contract, the attached Application, and any Amendments, Endorsements or Riders to the Contract. All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties. The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written Application. Any change in the Contract can be made only with the written consent of the President, a Vice President, or the Secretary of the Company.

   The Purchase Payment(s) and the Application must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE
   The Company reserves the right to make any change to the provisions of this Contract to comply with or give the Owner the benefit of any federal or state statute, rule or regulation. This includes, but is not limited to, requirements for annuity contracts under the Internal Revenue Code or the laws of any state. The Company will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

V6026B (7-98)                          -6-                             BP 602621
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GENERAL PROVISIONS (CONTINUED)
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MISSTATEMENT OF AGE AND SEX
   If the age or sex of the Annuitant has been misstated, payments shall be adjusted, when allowed by law, to the amount which would have been provided for the correct age or sex. Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company. If payments have already commenced and the misstatement has caused an underpayment, the full amount due will be paid with the next scheduled payment. If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL
   When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company. Such proof must be in a form accepted by the Company, and may be required prior to making the payments.

INCONTESTABILITY
   This Contract will not be contested after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT
   Please refer to page 3 to see if the Contract may be assigned. If it may be assigned, no Assignment under this Contract is binding unless Received by the Company in writing. The Company assumes no responsibility for the validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment made or other action taken by the Company before the Assignment is Received by the Company. Once filed, the rights of the Owner, Annuitant and Beneficiary are subject to the Assignment. Any claim is subject to proof of interest of the assignee.

TRANSFERS
   The Owner may Transfer Contract Value among Subaccounts subject to the following.

   Transfers are not allowed within 30 days of the Annuity Start Date. The Company reserves the right to: (1) limit the amount that may be subject to Transfer to $1,000,000 per Transfer without Home Office approval; (2) limit the number of Transfers allowed each Contract Year to 14; and (3) suspend Transfers.

   The Company will effect a Transfer to or from a Subaccount on the basis of Accumulation Unit Value (or Annuity Unit Value) determined at the end of the Valuation Period in which the Transfer is effected.

CLAIMS OF CREDITORS
   The Contract Value and other benefits under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES
   The Death Benefits, Withdrawal Values and Annuity Payout Values will at least equal the minimum required by law.

PARTICIPATION
   The Contract is Participating, however, the Company does not expect dividends to become payable on this Contract. At the end of each Contract Year the Company will determine the Contract's dividend, if any. The Owner may choose to have it: (1) added to the Contract Value; or (2) paid in cash. If no choice is made, any dividend will be added to the Contract Value.

                                       -7-                             BP 602621
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GENERAL PROVISIONS (Continued)
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STATEMENTS
   At least once each Contract Year the Owner shall be sent a statement including the current Contract Value and any other information required by law. The Owner may send a written request for a statement at other intervals. The Company may charge a reasonable fee for such statements.

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OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
--------------------------------------------------------------------------------

OWNERSHIP
   During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner. If the purchaser names someone other than himself or herself as Owner, the purchaser has no rights in the Contract. No Owner may be older than age 90 on the Contract Date.

JOINT OWNERSHIP
   If a Joint Owner is named in the application, then the Owner and Joint Owner share an undivided interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership rights made by both the Owner and Joint Owner. When a Joint Owner is named, all references to "Owner" throughout this Contract should be construed to mean both the Owner and Joint Owner, except for the "Statements" provision on page 8 and the "Death Benefit Provisions" on pages 12 and 13.

ANNUITANT
   The Annuitant is named on page 3. The Owner may change the Annuitant prior to the Annuity Start Date. The request for this change must be made in writing and Received by the Company at least 30 days prior to the Annuity Start Date. No Annuitant may be named who is more than 95 years old on the Contract Date. When the Annuitant dies prior to the Annuity Start Date, the Owner must name a new Annuitant within 30 days or, if sooner, by the Annuity Start Date, except where the Owner is a Nonnatural Person. If a new Annuitant is not named, the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIARIES
   The Primary Beneficiary is named on page 3. The Owner may change any Beneficiary as described in "Ownership and Beneficiary Changes" below. If the Primary Beneficiary dies prior to the Owner, the Secondary Beneficiary becomes the Primary Beneficiary. Unless the Owner directs otherwise, when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES
   Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary Beneficiary or a new Secondary Beneficiary. Any new choice of Owner, Primary Beneficiary or Secondary Beneficiary will revoke any prior choice. Any change must be made in writing and recorded at the Home Office. The change will become effective as of the date the written request is signed, whether or not the Owner is living at the time the change is recorded. A new choice of Primary Beneficiary or Secondary Beneficiary will not apply to any payment made or action taken by the Company prior to the time it was recorded. The Company may require the Contract be returned so these changes may be made.

V6026B (7-98)                          -8-                             BP 602621
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PURCHASE PAYMENT PROVISIONS
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FLEXIBLE PURCHASE PAYMENTS
   The Contract becomes in force when the initial Purchase Payment is applied. The Owner is not required to continue Purchase Payments in the amount or frequency originally planned. The Owner may: (1) increase or decrease the amount of Purchase Payments, subject to any Contract limits; or (2) change the frequency of Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS
   Cumulative Purchase Payments under the Contract in excess of $5,000,000 will not be accepted without prior approval by the Company.

PURCHASE PAYMENT ALLOCATION
   Purchase Payments will be allocated among the Subaccounts according to the Owner's instructions in the Application or more recent instructions, if any. The allocations must be whole percentage amounts and must total 100%. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT
   All Purchase Payments under this Contract are to be paid to the Company at its Home Office. Purchase Payments after the initial Purchase Payment are applied as of the end of the Valuation Period during which they are Received by the Company.

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CONTRACT VALUE AND EXPENSE PROVISIONS
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CONTRACT VALUE
   On any Valuation Date, the Contract Value is equal to the Separate Account Contract Value. At any time after the first Contract Year and before the Annuity Start Date, the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $5,000.

SEPARATE ACCOUNT CONTRACT VALUE
   On any Valuation Date, the Separate Account Contract Value is the sum of the then current value of the Accumulation Units allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE
   The initial Accumulation Unit Value for each Subaccount was set at $10. The Accumulation Unit Value for any subsequent Valuation Date is equal to (1) times (2) where:

   1. is the Accumulation Unit Value determined on the immediately preceding Valuation Date; and

   2. is the Net Investment Factor on the Valuation Date with respect to which the Accumulation Unit Value is being determined.

                                       -9-                             BP 602621
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CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
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NET INVESTMENT FACTOR
   The Net Investment Factor for any Subaccount as of the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a. the net asset value per share of the mutual fund held in the Subaccount, found at the end of the current Valuation Period; plus

       b. the per share amount of any dividend or capital gain distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus

       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Separate Account or the Subaccounts; operations of the Company with respect to the Contract; or the payment of premiums or acquisition costs under the Contract.

   2. is the net asset value per share of the Subaccount's underlying mutual fund as of the end of the prior Valuation Period.

   3. is a daily factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account.

   Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited to or charged against the Subaccounts without regard to the gains or losses in the Company or other Subaccounts.

   The Accumulation Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS
   The number of Accumulation Units allocated to a Subaccount under this Contract is found by dividing: (1) the amount allocated to the Subaccount; by
   (2) the Accumulation Unit Value for the Subaccount at the end of the Valuation Period during which the amount is applied under the Contract. The number of Accumulation Units allocated to a Subaccount under the Contract will not change as a result of investment experience. Events that change the number of Accumulation Units are:

   1.  Purchase Payments that are applied to the Subaccount;
   2.  Contract Value that is Transferred into or out of the Subaccount;
   3.  Withdrawals that are deducted from the Subaccount; and
   4.  Premium Taxes that are deducted from the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE
   The Company will deduct the  Mortality  and Expense Risk Charge shown on page
   3. This charge will be computed and deducted from each Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE
   The Company reserves the right to deduct Premium Tax when due or any time thereafter. Any applicable Premium Taxes will be allocated as described on page 3.

V6026B (7-98)                         -10-                             BP 602621

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CONTRACT VALUE AND EXPENSE PROVISIONS (Continued)
--------------------------------------------------------------------------------

MUTUAL FUND EXPENSES
   Each Subaccount invests in shares of a mutual fund. The net asset value per share of each underlying fund reflects the deduction of any investment advisory and administration fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying fund's fees and expenses are not specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS
   A full Withdrawal of the Withdrawal Value or partial Withdrawal of Separate Account Contract Value is allowed at any time. This provision is subject to any federal or state Withdrawal restrictions. Upon the Owner's request for a full Withdrawal, the Company will pay the Withdrawal Value in a lump sum.

   All Withdrawals must meet the following conditions.

   1. The request for Withdrawal must be Received by the Company in writing or under other methods allowed by the Company.

   2. The Owner must apply: (a) while this Contract is in force; and (b) prior to the Annuity Start Date of Option 1.

   A partial Withdrawal request must state the allocations for deducting the Withdrawal from each Account.

WITHDRAWAL VALUE
   The Withdrawal Value at any time will be: (1) the Contract Value; less (2) any Premium Taxes due or paid by the Company.

SYSTEMATIC WITHDRAWALS
   Systematic Withdrawals are automatic periodic distributions from the Contract in substantially equal amounts prior to the Annuity Start Date. In order to start Systematic Withdrawals, the Owner must make the request in writing. The Minimum Systematic Withdrawal is shown on page 3. The Owner must choose the type of payment and its frequency. The Systematic Withdrawal request must state the allocations for deducting the Withdrawals from each Account. The payment type may be: (1) a percentage of Contract Value; (2) a specified dollar amount; (3) all earnings in the Contract; (4) over a fixed period of time; or (5) based upon the life expectancy of the Owner or the Owner and a Beneficiary. The payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually. Systematic Withdrawals may be stopped or changed by the Owner upon proper written request Received by the Company at least 30 days in advance. The Company reserves the right to stop, modify, suspend or charge a fee for Systematic Withdrawals at any time.

DATE OF REQUEST
   The Company will effect a Withdrawal of Separate Account Contract Value on the basis of Accumulation Unit Value determined at the end of the Valuation Period in which all the required information is Received by the Company.

                                      -11-                             BP 602621

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS (Continued)
--------------------------------------------------------------------------------

PAYMENT OF WITHDRAWAL BENEFITS
   The Company reserves the right to suspend a Transfer or delay payment of a Withdrawal from the Separate Account for any period:

   1.  when the New York Stock Exchange is closed; or
   2.  when trading on the New York Stock Exchange is restricted; or
   3. when an emergency exists as a result of which: (a) disposal of securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably practicable to fairly value the net assets of the Separate Account; or
   4. during any other period when the Securities and Exchange Commission, by order, so permits to protect owners of securities.

   Rules and regulations of the Securities and Exchange Commission will govern as to whether the conditions set forth above exist.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT
   If any Owner dies prior to the Annuity Start Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company. If an Owner is a Nonnatural Person, then the Death Benefit will be paid in the event of the death of the Annuitant or any joint Owner that is a natural person prior to the Annuity Start Date. Further, if an Owner is a Nonnatural Person, the amount of the death benefit is based on the age of the Annuitant or any joint Owner that is a natural person on the Issue Date. The death benefit proceeds will be the Death Benefit described herein reduced by any uncollected Premium Taxes.

   If the age of each Owner was 75 or younger on the Issue Date, the Death Benefit will be the greatest of: (1) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company, less any Premium Taxes due or paid by the Company; or (2) the Guaranteed Death Benefit described below.

   The Guaranteed Death Benefit is the sum of all Purchase Payments paid under the Contract reduced, as described below, for each partial withdrawal. The Guaranteed Death Benefit after each partial withdrawal is calculated according to the following formula:

                                   A x B/C = D

   where A is equal to the Guaranteed Death Benefit immediately prior to the partial withdrawal, B is equal to the Contract Value immediately after the partial withdrawal, and C is equal to the Contract Value immediately prior to the partial withdrawal.

V6026B (7-98)                         -12-                             BP 602621

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (CONTINUED)
--------------------------------------------------------------------------------

DEATH BENEFIT (Continued)
   If the age of any Owner on the Issue Date was 76 or older, or if due proof of death (regardless of the age of any Owner on the Issue Date) and instructions regarding payment are not Received by the Company within six months of the date of the Owner's death, the Death Benefit will be: (1) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

   If a lump sum payment is requested, the payment will be made in accordance with any laws and regulations that govern the payment of Death Benefits.

PROOF OF DEATH
   Any of the following will serve as Proof of Death:

   1.  certified copy of the death certificate;
   2. certified decree of a court of competent jurisdiction as to the finding of death;
   3.  written statement by a medical doctor who attended the deceased Owner; or
   4.  any proof accepted by the Company.

DISTRIBUTION RULES
   The entire Death Benefit with any interest shall be paid within 5 years after the death of any Owner, except as provided below. In the event that the Designated Beneficiary elects an Annuity Option, the length of time for the payment period may be longer than 5 years if: (1) the Designated Beneficiary is a natural person; (2) the Death Benefit is paid out under Annuity Options 1 through 3; (3) payments are made over a period that does not exceed the life or life expectancy of the Designated Beneficiary; and (4) Annuity Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole Designated Beneficiary, the spouse shall become the sole Owner of the Contract. He or she may elect to: (1) keep the Contract in force until the sooner of their own death or the Annuity Start Date; or
   (2) receive the Death Benefit.

   If any Owner dies after the Annuity Start Date, Annuity Payments shall continue to be paid at least as rapidly as under the method of payment being used as of the date of the Owner's death.

   If the Owner is a Nonnatural Person, the distribution rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other provision of the Code deemed necessary by the Company, in its sole judgment, to qualify this Contract as an annuity. The application of the distribution rules will be made in accordance with Code section 72(s), or any successor provision, as interpreted by the Company in its sole judgment.

                                      -13-                             BP 602621

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS (Continued)
--------------------------------------------------------------------------------

DISTRIBUTION RULES (Continued)
   The foregoing distribution rules do not apply to a Contract which is: (1) provided under a plan described in Code Section 401(a); (2) described in Code section 403(b); (3) an individual retirement annuity or provided under an individual retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY START DATE
   The Owner may choose the Annuity Start Date at the time of application. If no Annuity Start Date is chosen, the Company will use the oldest Annuitant's ninety-fifth birthday. The Annuity Start Date may not be deferred beyond the oldest Annuitant's ninety-fifth birthday.

   The Annuity Start Date is the date the first payment will be made to the Annuitant under any of the Annuity Options.

CHANGE OF ANNUITY START DATE
   The Owner may change the Annuity Start Date. A request for the change must be made in writing. The written request must be Received by the Company at least 30 days prior to the new Annuity Start Date as well as 30 days prior to the previous Annuity Start Date.

ANNUITY START AMOUNT
   The Annuity Start Amount is applied to one or more of the Annuity Options listed on page 16. The Annuity Start Amount is: (1) the Contract Value on the Annuity Start Date; less (2) any Premium Taxes due or paid by the Company.

ANNUITY TABLE
   Annuity Table A shows the guaranteed minimum amount of monthly Annuity Payment per $1,000 of Annuity Start Amount for Annuity Option 1 that applies to the first Variable Annuity Payment. The amount of each Annuity Payment for Annuity Option 1 depends on the Annuitant's sex and age on the Annuity Start Date.

   Table A assumes 1900 as the year of birth of the annuitant. To use Table A for an Annuitant born after 1900, the actual age is reduced by 0.1 (one-tenth) of a year for each year the year of birth exceeds 1900. For an annuitant with a birth year prior to 1900, the actual age is increased in a like manner. The actual age (in completed months) reduced or increased becomes the "adjusted age of the Annuitant". The guaranteed payout rate is then found by interpolating the Annuitant's adjusted age between the ages shown. Table A is based on the 1983 Table "A" mortality table and an interest rate of 3.5% per year. On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

   Annuity Payments for Options 2 through 4 are computed without reference to the Annuity Tables.

V6026B (7-98)                         -14-                             BP 602621

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

ANNUITY PAYMENTS
   The Annuity Option is shown on page 3. The Owner may choose any Annuity Option provided by this Contract or any other Annuity Option to which the Company agrees. The Owner may choose an Annuity Option by written request. This request must be Received by the Company at least 30 days prior to the Annuity Start Date. Several Annuity Options are listed on page 16. No Annuity Option can be selected that requires the Company to make periodic payments of less than $100.00. If no Annuity Option is chosen prior to the Annuity Start Date, the Company will use the 10-Year Fixed Period Option. Each Annuity Option allows for making Annuity Payments annually, semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION
   Prior to the Annuity Start Date, the Owner may change the Annuity Option chosen. The Owner must request the change in writing. This request must be Received by the Company at least 30 days prior to the Annuity Start Date.

VARIABLE ANNUITY PAYMENTS
   All Annuity Options provided under this Contract are Variable and either the payment amount or payment length, depending on the option chosen, will fluctuate with the performance of the underlying investments. The amount shown on the Tables is the guaranteed minimum first Annuity Payment, based on the assumed interest rate of 3.5% for Annuity Option 1. The amount of each Annuity Payment after the first for this option is computed by means of Annuity Units.

ANNUITY UNITS
   The number of Annuity Units is found by dividing the first Annuity Payment by the Annuity Unit Value for the selected Subaccount on the Annuity Start Date. The number of Annuity Units for the Subaccount then remains constant, unless a Transfer of Annuity Units is made. After the first Annuity Payment, the dollar amount of each subsequent Annuity Payment is equal to the number of Annuity Units times the Annuity Unit Value for the Subaccount on the due date of the Annuity Payment.

   The Annuity Unit Value for each Subaccount was first set at $1.00. The Annuity Unit Value for any subsequent Valuation Date is equal to (a) times
   (b) times (c), where:

   (a)  is the Annuity Unit Value on the immediately preceding Valuation Date;

   (b)  is the Net Investment Factor for the day;

   (c) is a factor used to adjust for an assumed interest rate of 3.5% per year used to determine the Annuity Payment amounts. The assumed interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR
   The Net Investment Factor for any Subaccount at the end of any Valuation Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

   1.  is equal to:

       a.  the  net  asset  value  per  share  of the  mutual  fund  held in the
           Subaccount, found at the end of the current Valuation Period; plus
       b.  the per share amount of any  dividend or capital  gain  distributions paid by the Subaccount's underlying mutual fund that is not included in the net asset value per share; plus or minus

                                      -15-                             BP 602621

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS (Continued)
--------------------------------------------------------------------------------

NET INVESTMENT FACTOR (Continued)
       c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted from the operation of the Subaccount.

   2. is the net asset value per share of the Subaccount's underlying mutual fund as found at the end of the prior Valuation Period.

   3. is a factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account.

   Underlying mutual funds may declare dividends on a daily basis and pay such dividends once a month. The Net Investment Factor allows for the monthly reinvestment of these daily dividends. As described above, the gains and losses from each Subaccount are credited or charged against the Subaccount without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY OPTIONS AND RATES
   The Company may, at the time of election of an Annuity Option, offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables. Other Annuity Options may be available upon request at the discretion of the Company.

ANNUITY OPTIONS

OPTION 1
   LIFE WITH 25 YEARS CERTAIN: This option provides payments for the life of the Annuitant with 25 years certain. Payments will be made to the end of this period certain even if the Annuitant dies prior to the end of the period. If the Annuitant dies before receiving all the payments during the fixed period. If the Annuitant dies before receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary. Table A shows some of the guaranteed rates for this option.

OPTION 2
   FIXED PERIOD OPTION: This option provides payments for a fixed number of years between 5 and 20. The amount of the payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the fixed number of payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 3
   FIXED PAYMENT OPTION: This option provides a fixed payment amount. This amount is paid until the amount applied is paid. The number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 4
   AGE RECALCULATION OPTION: This option for payments based upon the Annuitant's life expectancy, or the joint life expectancies of the Annuitant and a
   beneficiary,   at  the   Annuitant's   attained  age  (and  the   Annuitant's
   beneficiary's attained or adjusted age, if applicable) each year. The payments are computed by reference to actuarial tables prescribed by the Treasury Secretary. Payments are made until the amount applied is exhausted. The number of payments will vary as a result of the investment performance of the Subaccounts chosen. If all the Annuitants die before receiving the remaining payments, such payments will be made to the Designated Beneficiary.

V6026B (7-98)                         -16-                             BP 602621

                                 ANNUITY TABLE
--------------------------------------------------------------------------------
                                    TABLE A
                             SETTLEMENT OPTION ONE
        MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000 OF AMOUNT APPLIED

                      Adjusted             Option One
                        Age           Year Fixed Period Ends
                    of Annuitant                25
                    ----------------------------------------
                       MALE
                        55                     4.47
                        56                     4.51
                        57                     4.55
                        58                     4.60
                        59                     4.63

                        60                     4.67
                        61                     4.71
                        62                     4.74
                        63                     4.77
                        64                     4.80

                        65                     4.82
                        66                     4.85
                        67                     4.87
                        68                     4.88
                        69                     4.90

                        70                     4.91
                        71                     4.92
                        72                     4.93
                        73                     4.94
                        74                     4.95

                        75                     4.95

                      FEMALE
                        55                     4.28
                        56                     4.33
                        57                     4.38
                        58                     4.42
                        59                     4.47

                        60                     4.52
                        61                     4.57
                        62                     4.61
                        63                     4.65
                        64                     4.69

                        65                     4.73
                        66                     4.77
                        67                     4.80
                        68                     4.83
                        69                     4.85

                        70                     4.87
                        71                     4.89
                        72                     4.91
                        73                     4.92
                        74                     4.93

                        75                     4.94

Values not shown will be provided upon request. Annual, semiannual, or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

                                      -17-                             BP 602621

                      A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

* Purchase Payments may be made until the earlier of the Annuity Start Date or termination of the Contract.

* A Death Benefit may be paid prior to the Annuity Start Date according to the Contract provisions.

* Annuity Payments begin on the Annuity Start Date using the method as specified in this Contract.

*    This Contract is Participating.


ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, ARE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT. THERE ARE NO GUARANTEED MINIMUM PAYMENTS OR CASH VALUES. (SEE "CONTRACT VALUE AND EXPENSE PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)


                                   [SBL LOGO]
                     SECURITY BENEFIT LIFE INSURANCE COMPANY
               A Member of The Security Benefit Group of Companies
                     P.O. Box 750497, Topeka, KS 66675-0497
                  700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

                                                                       BP 602614